UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2026

TEN Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42515	99-1291725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1170 Wheeler Way
Langhorne, PA	19047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: 1.800.909.9598

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	XHLD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On June 26, 2026, TEN Holdings, Inc. (the “Company,” “TEN Holdings,” “we,” or “our”) entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with WestPark Capital, Inc. (the “Placement Agent”), pursuant to which the Placement Agent agreed to serve as the exclusive placement agent for the Company in a registered direct offering by the Company to the Placement Agent (the “Offering”) of an aggregate of 7,500,000 shares (the “Shares”) of common stock of the Company, par value $0.0001 per share (“Common Stock”). The gross proceeds to the Company from the Offering are expected to be approximately $7.5 million, before deducting the placement agent’s fees and related offering expenses. The Offering is expected to close on June 30, 2026.

The Placement Agency Agreement contains customary representations and warranties, indemnification rights and obligations, and agreements of the Company and the Investor.

The Shares were offered by the Company pursuant to a registration statement on Form S-1 (File No. 333-294896), as amended, and a Rule 462(b) Registration Statement on Form S-1 (File No. 333-297075), which were filed with the Securities and Exchange Commission (the “SEC”).

The foregoing summary of the Placement Agency Agreement does not purport to be complete and is qualified in its entirety by the full text of such documents, a form of which was filed as Exhibit 1.1 to Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-294896), filed with the SEC on June 23, 2026, and is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 7.01 Regulation FD Disclosure.

On June 26, 2026, the Company issued a press release (the “Pricing Press Release”) announcing the pricing of the Offering. A copy of the Pricing Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibit 99.1 to this Current Report on Form 8-K and the information set forth therein, and the information disclosed under this Item 7.01, is being furnished and will not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Forward-Looking Statements

All statements other than statements of present or historical fact contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding closing of the offering, the gross proceeds from the offering, and the expected use of proceeds from the offering and the Company’s or its management team’s expectations, objectives, beliefs, intentions or strategies regarding the future. When used herein, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan,” “outlook,” “seek,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. Readers are cautioned not to put undue reliance on forward-looking statements and the Company cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company, including those risk factors set forth in the Company’s filings with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. The Company gives no assurance that it will achieve its expectations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Pricing Press Release, dated June 26, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEN HOLDINGS, INC.

Date: June 26, 2026	By:	/s/ Virgilio D. Torres
Virgilio D. Torres
Chief Executive Officer and Chief Financial Officer